Exhibit 10(s)

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of the 26th day of April, 2007, by and between Joseph D. Reid (the “Executive”) and Capitol Bancorp Ltd., a Michigan corporation (the “Company”).

BACKGROUND

On March 31, 2003, the Company and the Executive entered into an Employment Agreement dated effective March 13, 2003 which was subsequently amended on April 22, 2003 (the “Employment Agreement”). The Company and the Executive now wish to amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

TERMS AND CONDITIONS

1.    AMENDMENT TO SECTION 2(a)(i). The first sentence of Section 2(a)(i) of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

“During the Employment Period, the Executive shall serve as the Chief Executive Officer of the Company and shall have such duties and responsibilities as are assigned to him by the Board.”

2.    AMENDMENT TO SECTION 2(b)(i).Section 2(b)(i) of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

“During the Employment Period, the Executive shall receive an annual base salary (“Annual Base Salary”), which shall be paid at a monthly rate, at least equal Nine Hundred Thousand Dollars ($900,000), which shall be paid in accordance with the Company’s normal payroll practices for senior executives as in effect from time to time.”

3.    AMENDMENT TO SECTION 2(b)(ii). Section 2(b)(ii) of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

“Annual Bonus. In addition to Annual Base Salary, for each fiscal year ending during the Employment Period, the Executive shall be eligible for an annual cash bonus (the “Annual Bonus”) in an amount specified on Exhibit A attached hereto pursuant to the terms of the Company’s Management Incentive Plan, as amended (“MIP”) (or any predecessor or successor plan thereof), as determined by the Compensation Committee of the Board, upon complete achievement of the targets set forth on Exhibit A attached hereto. Each such Annual Bonus shall be paid no later than the 15th day of the third month of the fiscal year following the fiscal year for which the Annual Bonus is awarded. The amount of any Annual Bonus which exceeds the maximum bonus payable pursuant to the MIP in any one fiscal year, if any, shall be carried over (on a “first-in, first-out” basis) and added to the Annual Bonus (if any) determined for any of the next three fiscal years, whether or not any one or more of such fiscal years ends before or after the end of the Employment Period.”

4.    AMENDMENT TO SECTION 4(a)(i). Section 4(a)(i) of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

“(i)     the Company shall pay to the Executive, in a lump sum in cash within 75 days after the Date of Termination, the aggregate of the following amounts:

    A.     the sum of (1) the Executive’s Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the most recent Annual Bonus (which shall not include the long-term incentive bonus contemplated by Section 2(b)(iii)) and (II) the Annual Bonus paid or payable, (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the “Highest Annual Bonus”) and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the “Accrued Obligations”); and

   B.     the amount equal to the product of (1) three times the sum of (x) the Executive’s Annual Base Salary and (y) the Highest Annual Bonus;”

5.    AMENDMENT TO SECTION 4(d). Section 4(d) of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

“Cause, Etc.; Other than for Good Reason. If the Executive’s employment during the Employment Period shall be terminated for Cause or if the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid. In such case, the amounts contemplated by (x) and (y) shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.”

6.    AMENDMENT TO SECTION 4(e)(i)C. Section 4(e)(i)C. of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

“an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company’s qualified defined benefit retirement plan (the “Retirement Plan”) (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company’s Retirement Plan immediately prior to the Effective Date), over (b) the actuarial equivalent of the Executive’s actual benefit (paid or payable), if any, under the Retirement Plan as of the Date of Termination.”

7.    AMENDMENT TO EXHIBIT B.  Exhibit B of the Employment Agreement is hereby deleted in its entirety and amended to read as Exhibit B attached hereto.

8.    CONSTRUCTION. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Employment Agreement. The terms of this Amendment amend and modify the Employment Agreement as if fully set forth in the Employment Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Employment Agreement, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Employment Agreement not specifically modified by this Amendment are preserved. This Amendment may be executed in counterparts (including via facsimile or .pdf), each of which shall be deemed an original, and all of which together shall constitute one and the same document.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment on March 14, 2007.

THE EXECUTIVE: /s/ Joseph D. Reid JOSEPH D. REID	THE COMPANY: CAPITOL BANCORP LTD. By: /s/ David O'Leary Name: David O'Leary Title: Secretary

SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

EXHIBIT B

LONG-TERM INCENTIVE BONUS

I.	RESTRICTED STOCK/CASH:
EXECUTIVE:	Joseph D. Reid.
COMPANY:	Capitol Bancorp Ltd.
PLAN:	Capitol Bancorp Ltd. Management Incentive Plan, Capitol Bancorp Ltd. 2003 Stock Plan or any other plan adopted by the Company in which the Executive may participate.
EFFECTIVE DATE:	January 1, 2007.
TARGET BONUS & PERFORMANCE GOALS:
During the Employment Period, for each (a) new bank or holding company formed or opened for business by the Company or any of its affiliated companies (excluding the Company’s Capitol Development Companies) or (b) holding company or separate bank directly acquired (including the acquisition of a controlling interest therein) by the Company or any of its affiliated companies or banks by purchase transaction (each a “New Affiliate”), the Company shall promptly grant, issue and deliver to the Executive the following: (i) $50,000 in cash and (ii) a restricted stock award for shares of the Company’s common stock having a fair market value of $100,000 (each a “Restricted Stock Award”). Each Restricted Stock Award shall vest in equal monthly increments over four (4) years and fully vest upon (1) the Executive’s death, (2) the Executive’s Disability, (3) termination of the Executive’s employment by the Executive for Good Reason or by the Company without Cause or (4) a Change of Control of the Company.

LIMITATION:	In no event shall the Executive be entitled to receive any compensation for more than ten (10) New Affiliates in each fiscal year.
II.	CASH:
EXECUTIVE:	Joseph D. Reid.
COMPANY:	Capitol Bancorp Ltd.

Exhibit B - 1

PLAN:	Capitol Bancorp Ltd. Management Incentive Plan, Capitol Bancorp Ltd. 2003 Stock Plan or any other plan adopted by the Company in which the Executive may participate.
TARGET BONUS:	Two times (2X) the Executive’s Annual Base Salary paid to the Executive during the 5th year of this Agreement.
PERFORMANCE GOALS:	The Long-Term Cash Bonus contemplated in this Exhibit B shall be subject to the Company’s complete achievement of the following performance goals:

1.  Average Growth of the Company’s Earnings Per Share (“EPS”) equal to or greater than 15% for the Initial Measuring Period, provided, however, in determining the EPS growth rate newly affiliated institutions which become operative during the Initial Measuring Period shall not be included in the EPS computation for the first twelve (12) months of their respective operation nor shall special charges associated with the acquisition of a bank, a holding company or a controlling interest in a bank or a holding company during the Initial Measuring Period be included in the EPS computation; and

2.  Average Growth of the Company’s total assets, as reflected on the Company’s year-end audited financial statements for fiscal year ending December 31, 2007, equal to or greater than 15% for the Initial Measuring Period.

INITIAL MEASURING PERIOD:	The five year period beginning on January 1, 2003 and ending on December 31, 2007.
VESTING DATE:	December 31, 2007. If the Executive is not employed on the vesting date, the entire cash bonus will be forfeited.
DATE PAID:	No later than March 15, 2008.

Exhibit B - 2